Exhibit 99.1

Tapestry, Inc. Prices $500 Million of Senior Unsecured Notes

New York - November 16, 2021 - Tapestry, Inc. (NYSE: TPR) (the “Company”), a leading New York-based house of modern luxury accessories and lifestyle brands, today announced the pricing of $500 million aggregate principal amount of 3.050% senior unsecured notes due 2032 (the “Notes”).  The offering is expected to close, subject to normal closing conditions, on December 1, 2021.

The Company intends to use the net proceeds from the offering to purchase up to an aggregate principal amount of $500 million of its outstanding 4.250% Senior Notes due 2025 and 4.125% Senior Notes due 2027 (collectively, the “Tender Offer Notes”) tendered pursuant to a previously announced tender offer (the “Tender Offer”) and the payment of related premiums, fees and expenses.  Any net proceeds not used for the foregoing will be used for general corporate purposes.  If the net proceeds of the offering are insufficient to pay for all the Tender Offer Notes in the Tender Offer, we will fund any additional amounts from cash on hand or other amounts available to us.  The consummation of the offering is not contingent upon the successful completion of the Tender Offer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.  The offering of securities may be made only by means of a prospectus supplement and accompanying prospectus.  Copies of the prospectus and related supplement may be obtained by contacting any of those joint book-running managers whose contact information is listed at the bottom of this announcement.  The Tender Offer is being made only by and pursuant to the terms of an offer to purchase.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman.  Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies.  We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse.  Individually, our brands are iconic.  Together, we can stretch what’s possible.  The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management’s current expectations.  Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “should,” “expect,” “potential,” “intend,” “estimate,” “continue,” “commit,” “pledge,” “project,” “guidance,” “forecast,” “outlook,” “anticipate,” “goal,” “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” leaning into,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “optimistic,” “confident,” “conviction,” “future,” “journey,” “step forward,” “dedication,” “uncertain backdrop,” “emerge,” “on track,” “positioned to,” “look forward to,” “looking ahead,” or comparable terms.  Future results may differ materially from management’s current expectations, based upon a number of important factors, including risks and uncertainties such as whether the offering will be completed and the outcome of the Tender Offer, the impact of the Covid-19 pandemic on our business and financial results, including impacts on our supply chain due to temporary closures of our manufacturing partners and shipping and fulfillment constraints, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc.  Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.  The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

BOOK-RUNNING MANAGERS:

BofA Securities, Inc.
Attn: Prospectus Department
200 North College Street
NC1-004-03-43
Charlotte, NC  28255-0001
Email: dg.prospectus_requests@bofa.com
Tel: (800) 294-1322

or

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Attn: Transaction Management Americas
Email: tmg.americas@us.hsbc.com
Tel: (866) 811-8049

or

J.P. Morgan Securities LLC
Attn: Investment Grade Syndicate Desk
383 Madison Avenue
New York, NY 10179
Tel: (212) 834-4533

Contacts

Tapestry, Inc.

Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
AResnick@tapestry.com

Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
CColone@tapestry.com

Kelsey Mueller
Director of Investor Relations
212/946-8183
kmueller@tapestry.com